EXHIBIT 11

NATIONAL WESTERN LIFE INSURANCE COMPANY AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
For the Three Months Ended June 30, 2006 and 2005
(Unaudited)
(In thousands, except per share data)
	2006	2005

Numerator for basic and diluted earnings per share:
Earnings available to common stockholders
before and after assumed conversions	$22,227	24,098

Denominator:
Basic earnings per share -
weighted-average shares	3,628	3,598

Effect of dilutive stock options	37	32

Diluted earnings per share -
adjusted weighted-average
shares for assumed conversions	3,665	3,630

Basic earnings per share	$6.13	6.70

Diluted earnings per share	$6.07	6.64

EXHIBIT 11

NATIONAL WESTERN LIFE INSURANCE COMPANY AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
For the Six Months Ended June 30, 2006 and 2005
(Unaudited)
(In thousands, except per share data)
	2006	2005

Numerator for basic and diluted earnings per share:
Earnings available to common stockholders
before and after assumed conversions	$36,272	40,300

Denominator:
Basic earnings per share -
weighted-average shares	3,623	3,595

Effect of dilutive stock options	38	33

Diluted earnings per share -
adjusted weighted-average
shares for assumed conversions	3,661	3,628

Basic earnings per share	$10.01	11.21

Diluted earnings per share	$9.91	11.11